CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Securities to be Registered	Registered	Share(1)	Price(1)	Registration Fee
Common Stock, par value $0.001 per share	1,593,419	$56.07	$89,343,003	$10,372.73

(1)	Calculated pursuant to Rule 457(c) and Rule 457(r) under the Securities Act of 1933, on the basis of the average of the high and low prices of the registrant’s common stock on August 4, 2011 as reported on the New York Stock Exchange.

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-176107

PROSPECTUS SUPPLEMENT
To Prospectus dated August 5, 2011

Molycorp, Inc.

1,593,419 Shares of Common Stock

This prospectus supplement relates to 1,593,419 shares of our common stock that may be offered for sale or otherwise from time to time by the selling stockholder. The prices at which the selling stockholder may sell the shares will be determined by prevailing market prices or through privately-negotiated transactions. We will not receive any proceeds from the sale of these shares.

The shares of common stock offered under this prospectus supplement are being registered to permit the selling stockholder to sell shares from time to time in the public market. The selling stockholder may sell the shares through ordinary brokerage transactions or through any other means described in the section entitled “Plan of Distribution.” We do not know when or in what amount the selling stockholder may offer the shares for sale. The selling stockholder may sell any, all or none of the shares of common stock offered by this prospectus supplement.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “MCP.” The last reported sale price of our common stock on the NYSE on August 4, 2011 was $55.77 per share.

Investing in our common stock involves risk. Please read carefully the section entitled “Risk Factors” on page S-1 of this prospectus supplement and the information included and incorporated by reference in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

August 5, 2011

Prospectus Supplement

As permitted under the rules of the SEC, this prospectus supplement and the accompanying prospectus incorporates important business information about Molycorp, Inc. that is contained in documents that we file with the SEC, but that are not included in or delivered with this prospectus supplement and the accompanying prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as other sources. See “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we may provide you. We and the selling stockholder have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any document incorporated by reference or any free writing prospectus is accurate as of any date, other than the date mentioned on the cover page of these documents. We and the selling stockholder are not making offers to sell the shares of common stock described in this prospectus supplement in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

References in this prospectus supplement and the accompanying prospectus to the terms “we,” “us,” “our,” “the Company” or “Molycorp” or other similar terms mean Molycorp, Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

OUR BUSINESS

We are the only rare earth oxide producer in the Western hemisphere and own one of the world’s largest, most fully developed rare earth projects outside of China. Furthermore, following the execution of our “mine-to-magnets” strategy and completion of our modernization and expansion plan, we expect to be one of the world’s most integrated producers of rare earth products, including oxides, metals, alloys and magnets.

Our rare earths are critical inputs in many existing and emerging applications including: clean energy technologies, such as hybrid and electric vehicles and wind power turbines; multiple high-tech uses, including fiber optics, lasers and hard disk drives; numerous defense applications, such as guidance and control systems and global positioning systems; and advanced water treatment technology for use in industrial, military and outdoor recreation applications. Global demand for rare earth elements, or REEs, is projected to steadily increase due to continuing growth in existing applications and increased innovation and development of new end uses. We have made significant investments, and expect to continue to invest, in developing technologically advanced applications and proprietary applications for individual REEs.

Our principal executive offices are located at: 5619 Denver Tech Center Parkway, Suite 1000, Greenwood Village, Colorado 80111, and our telephone number is: (303) 843-8040.

RISK FACTORS

Investing in our common stock involves risk. Prior to making a decision about investing in our common stock, you should carefully consider the specific factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in our most recent Quarterly Reports on Form 10-Q, which are incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our common stock could decline, and you could lose part of your investment.

USE OF PROCEEDS

The shares of common stock offered hereby are being registered for the account of the selling stockholder identified in the prospectus supplement. See “Selling Stockholder.” All net proceeds from the sale of the shares of common stock covered by this prospectus supplement will go to the selling stockholder. We will not receive any part of the proceeds from such sale of shares.

SELLING STOCKHOLDER

We do not know when or in what amounts the selling stockholder may offer shares of common stock for sale. The selling stockholder may sell any or all of the shares of common stock offered by this prospectus supplement. We cannot estimate the number of the shares of common stock that will be held by the selling stockholder after the completion of this offering. For purposes of the table below, we have assumed that, after completion of the offering, none of the shares of common stock covered by this prospectus supplement will be held by the selling stockholder.

The following table sets forth, to our knowledge, certain information about the selling stockholder as of August 4, 2011.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling stockholder named in the table below has sole voting and investment power with respect to all shares of common stock that it beneficially owns, subject to applicable community property laws. The table below is based upon information supplied by the selling stockholder and Schedule 13Ds filed with the SEC through August 1, 2011.

The information shown in the table with respect to the percentage of shares of common stock beneficially owned after the offering of common stock is based on 83,895,354 shares of common stock outstanding at August 1, 2011. The information shown in the table does not reflect any shares of our mandatory convertible preferred stock or shares of common stock that would be issuable upon conversion of shares of mandatory convertible preferred stock or upon conversion of our convertible senior notes. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of August 1, 2011. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

	Shares of Common Stock		Shares of	Shares of Common Stock
	Beneficially Owned Prior		Common Stock	Beneficially Owned After
	to the Offering		That May be	the Offering(2)
Name and Address of Selling Stockholder	Number	Percentage	Offered Hereby	Number	Percentage

Aktsiaselts Silmet Grupp(1)	1,593,419	1.9%	1,593,419	—	—

(1)	The address of Aktsiaselts Silmet Grupp is Suur-Karja tn. 5 10140 Tallinn, Estonia.

(2)	Assumes all of the shares of common stock offered pursuant to this prospectus supplement are sold.

Certain Relationships and Material Transactions

We issued 1,593,419 shares of common stock on April 1, 2011 to Aktsiaselts Silmet Grupp, or Silmet Grupp, a public limited company organized under the laws of the Republic of Estonia, in connection with our acquisition of 80% of the issued and outstanding capital stock of Molycorp Silmet AS (formerly known as Aktsiaselts Silmet), a public limited company organized under the laws of the Republic of Estonia. In connection with the acquisition, pursuant to the terms of the stock purchase agreement that we entered into with Silmet Grupp, we agreed to file the registration statement of which this prospectus supplement forms a part. The 1,593,419 shares of common stock previously issued to Silmet Grupp are being registered in connection with the registration statement of which this prospectus supplement forms a part.

We have agreed with Silmet Grupp to use commercially reasonable efforts to keep the registration statement of which this prospectus supplement constitutes a part effective until the later of (i) a period of six months or (ii) April 1, 2012. In addition, Silmet Grupp has signed a lock-up agreement that imposes certain restrictions on Silmet Grupp’s ability to transfer the 1,593,419 shares of common stock issued to it in connection with our acquisition of Molycorp Silmet AS. Pursuant to the lock-up agreement, after June 30, 2011 Silmet Grupp may not sell more than 159,341 shares, per day, of the common stock issued to it in connection with our acquisition of Molycorp Silmet AS in public or private sales.

PLAN OF DISTRIBUTION

The shares of common stock covered by this prospectus supplement may be offered and sold from time to time by the selling stockholder or the selling stockholder’s pledgees, donees, transferees or other successors-in-interest who have received, after the date of this prospectus supplement and from the selling stockholder, shares as a gift, pledge, partnership distribution or other non-sale related transfer. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The offering price of the shares of common stock may be higher or lower than the current market price of our common stock on the NYSE or any other exchange or market. The selling stockholder may sell its shares of common stock by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus supplement;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	crosses;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	a transaction on any exchange or in the over-the-counter market;

•	in privately negotiated transactions;

•	through the distribution of the shares to its partners, members or stockholder; or

•	through the writing of options (including put or call options) whether the options are listed on an options exchange or otherwise.

In addition, any shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus supplement.

In connection with distributions of shares of common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of common stock in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also sell shares of common stock short and redeliver the shares to close out such short positions. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares of common stock offered by this prospectus supplement, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus supplement. The selling stockholder may also pledge shares of common stock to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus supplement.

The selling stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus supplement to third parties in privately negotiated transactions.

In effecting sales, broker-dealers or agents engaged by the selling stockholder may arrange for other broker-dealers to participate. Broker-dealers or their agents may receive commissions, discounts or concessions from the selling stockholder or from other broker-dealers or agents in amounts to be negotiated immediately prior to the sale.

In order to comply with the securities laws of certain states, if applicable, shares of common stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states shares of common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of shares of common stock in the market and to the activities of the selling stockholder. In addition, we will make copies of this prospectus supplement and the accompanying prospectus available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the NYSE pursuant to Rule 153 under the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares of common stock is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We estimate that our share of the total expenses of the common stock offered hereby will be approximately $10,000.

LEGAL MATTERS

Jones Day will pass upon the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to Molycorp, Inc.’s Current Report on Form 8-K filed on August 5, 2011 for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may read and copy any reports, statements and other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the Public Reference Room. You may also inspect our SEC reports and other information at our web site at http://www.molycorp.com. We do not intend for information contained in our web site to be part of this prospectus supplement, other than documents that we file with the SEC that are incorporated by reference in this prospectus supplement or the accompanying prospectus.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means:

•	incorporated documents are considered part of the prospectus supplement;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC after the date of this prospectus supplement will automatically update and supercede the information contained in this prospectus supplement and incorporated filings.

We incorporate by reference the documents listed below that we filed with the SEC under the Exchange Act:

•	our Annual Report on Form 10-K for the year ended December 31, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011;

•	our Current Reports on Form 8-K filed on January 19, 2011, March 4, 2011, April 7, 2011, April 20, 2011, May 25, 2011, June 3, 2011, June 10, 2011, June 16, 2011 and August 5, 2011; and

•	the description of our common stock contained in our registration statement on Form 8-A filed on July 21, 2010, including any subsequently filed amendments and reports updating such description.

Our Current Report on Form 8-K filed on August 5, 2011 updates and supersedes Items 6, 7 and 8 of our Annual Report on Form 10-K for the year ended December 31, 2010 and Items 1 and 2 of our Quarterly Report on Form 10-Q for the three months ended March 31, 2011.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the common stock covered by this prospectus supplement terminates. We will not, however, incorporate by reference in this prospectus supplement any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus supplement unless, and except to the extent, specified in such Current Reports.

We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address and telephone number:

Molycorp, Inc.
5619 Denver Tech Center Parkway
Suite 1000
Greenwood Village, Colorado 80111
Telephone Number: (303) 843-8040

PROSPECTUS

Molycorp, Inc.

Common Stock

The selling stockholders may offer from time to time shares of our common stock. We will provide specific terms of any offering in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “MCP.” The last reported sale price of our common stock on the NYSE on August 4, 2011 was $55.77 per share.

Investing in our common stock involves risk. Please read carefully the section entitled “Risk Factors” on page 1 of this prospectus and the information included and incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 5, 2011

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf process, the selling stockholders may, from time to time, sell any amount of the shares of common stock described in this prospectus in one or more offerings or resales.

As permitted under the rules of the SEC, this prospectus incorporates important business information about Molycorp, Inc. that is contained in documents that we file with the SEC, but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as other sources. See “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide you. We and the selling stockholders have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus, any prospectus supplement, any document incorporated by reference or any free writing prospectus is accurate as of any date, other than the date mentioned on the cover page of these documents. We and the selling stockholders are not making offers to sell the shares of common stock described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

References in this prospectus to the terms “we,” “us,” “our,” “the Company” or “Molycorp” or other similar terms mean Molycorp, Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

OUR BUSINESS

We are the only rare earth oxide producer in the Western hemisphere and own one of the world’s largest, most fully developed rare earth projects outside of China. Furthermore, following the execution of our “mine-to-magnets” strategy and completion of our modernization and expansion plan, we expect to be one of the world’s most integrated producers of rare earth products, including oxides, metals, alloys and magnets.

Our rare earths are critical inputs in many existing and emerging applications including: clean energy technologies, such as hybrid and electric vehicles and wind power turbines; multiple high-tech uses, including fiber optics, lasers and hard disk drives; numerous defense applications, such as guidance and control systems and global positioning systems; and advanced water treatment technology for use in industrial, military and outdoor recreation applications. Global demand for rare earth elements, or REEs, is projected to steadily increase due to continuing growth in existing applications and increased innovation and development of new end uses. We have made significant investments, and expect to continue to invest, in developing technologically advanced applications and proprietary applications for individual REEs.

Our principal executive offices are located at: 5619 Denver Tech Center Parkway, Suite 1000, Greenwood Village, Colorado 80111, and our telephone number is: (303) 843-8040.

RISK FACTORS

Investing in our common stock involves risk. Prior to making a decision about investing in our common stock, you should carefully consider the specific factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in our most recent Quarterly Reports on Form 10-Q, which are incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our common stock could decline, and you could lose part of your investment.

USE OF PROCEEDS

The shares of common stock offered hereby are being registered for the account of the selling stockholders. See “Selling Stockholders.” All net proceeds from the sale of the shares of common stock covered by this prospectus will go to the selling stockholders. We will not receive any part of the proceeds from such sale of shares.

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SELLING STOCKHOLDERS

Information about selling stockholders, including their identities and the shares of common stock to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Securities Exchange Act of 1934 that are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

The shares of common stock covered by this prospectus may be offered and sold from time to time by the selling stockholders or the selling stockholders’ pledgees, donees, transferees or other successors-in-interest who have received, after the date of this prospectus and from the selling stockholders, shares as a gift, pledge, partnership distribution or other non-sale related transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The offering price of the shares of common stock may be higher or lower than the current market price of our common stock on the NYSE or any other exchange or market. The selling stockholders may sell their shares of common stock by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	crosses;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	a transaction on any exchange or in the over-the-counter market;

•	in privately negotiated transactions;

•	through the distribution of the shares to its partners, members or stockholder; or

•	through the writing of options (including put or call options) whether the options are listed on an options exchange or otherwise.

In addition, any shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell shares of common stock short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares of common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge shares of common stock to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with these derivatives, the third parties may sell securities covered by this

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prospectus, including in short sale transactions. If so, the third party may use securities pledged by the selling stockholders or borrowed from the selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or their agents may receive commissions, discounts or concessions from the selling stockholders or from other broker-dealers or agents in amounts to be negotiated immediately prior to the sale.

In order to comply with the securities laws of certain states, if applicable, shares of common stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states shares of common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of shares of common stock in the market and to the activities of the selling stockholders. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the NYSE pursuant to Rule 153 under the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares of common stock is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

LEGAL MATTERS

Jones Day will pass upon the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements incorporated in this Prospectus by reference to Molycorp, Inc.’s Current Report on Form 8-K filed on August 5, 2011 for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may read and copy any reports, statements and other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the Public Reference Room. You may also inspect our SEC reports

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and other information at our web site at http://www.molycorp.com. We do not intend for information contained in our web site to be part of this prospectus, other than documents that we file with the SEC that are incorporated by reference in this prospectus.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means:

•	incorporated documents are considered part of the prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC after the date of this prospectus will automatically update and supercede the information contained in this prospectus and incorporated filings.

We incorporate by reference the documents listed below that we filed with the SEC under the Exchange Act:

•	our Annual Report on Form 10-K for the year ended December 31, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011;

•	our Current Reports on Form 8-K filed on January 19, 2011, March 4, 2011, April 7, 2011, April 20, 2011, May 25, 2011, June 3, 2011, June 10, 2011, June 16, 2011 and August 5, 2011; and

•	the description of our common stock contained in our registration statement on Form 8-A filed on July 21, 2010, including any subsequently filed amendments and reports updating such description.

Our Current Report on Form 8-K filed on August 5, 2011 updates and supersedes Items 6, 7 and 8 of our Annual Report on Form 10-K for the year ended December 31, 2010 and Items 1 and 2 of our Quarterly Report on Form 10-Q for the three months ended March 31, 2011.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the common stock covered by this prospectus terminates. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address and telephone number:

Molycorp, Inc.
5619 Denver Tech Center Parkway
Suite 1000
Greenwood Village, Colorado 80111
Telephone Number: (303) 843-8040

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